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                                                                 Exhibit (17)(a)

                            HSBC CASH MANAGEMENT FUND

        PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS ON ________ ___, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


The undersigned hereby appoint(s) [ ] and [ ] or any one or more of them, proxies, with full power of substitution, to vote all shares of the HSBC Cash Management Fund (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of the Fund at [Address] on ________ ___, 2001 at ______ a.m., local time, and at any adjournment thereof.

This proxy will be voted as instructed. If no specification is made, the proxy will be voted "FOR" the proposals.

Please vote, date and sign this proxy and return it promptly in the enclosed envelope.

Please indicate your vote by an "x" in the appropriate box below.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:

1. To approve an Agreement and Plan of Reorganization providing for (a) the acquisition of all of the assets of HSBC Cash Management Fund by the Wilmington Prime Money Market Portfolio in exchange for shares of common stock of the Wilmington Prime Money Market Portfolio (b) the investment of assets acquired by Wilmington Prime Money Market Portfolio in Prime Money Market Series; and (c) the assumption by the Wilmington Portfolio of all of the liabilities of HSBC Cash Management Fund.

For      [  ]                  Against [  ]                  Abstain [  ]

This proxy must be signed exactly as your name(s) appears hereon. If as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add titles as such. Joint owners must each sign.


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Signature                                   Date


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Signature (if held jointly)                 Date